Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 5) of our report dated March 13, 2024 with respect to the audited financial statements of Broad Capital Acquisition Corp. (the “Company”) as of December 31, 2023 and 2022 for the years ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 12, 2024